EXHIBIT 23.2

                      ALEX SHESHUNOFF & CO.
                       INVESTMENT BANKING




                        December 4, 1997




Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey   08534

Directors:

     We hereby consent to the inclusion of our appraisal of the estimated pro forma market value of Mercer Mutual Insurance Company on a consolidated basis as a subsidiary of Mercer Insurance Group, Inc. as an exhibit to the Mercer Insurance Group, Inc. Form S-1 Registration Statement.


                              Sincerely,

                              /s/ Alex Sheshunoff & Co Investment
                              Banking

                              ALEX SHESHUNOFF & CO
                              INVESTMENT BANKING